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      EXHIBIT 23.3      CONSENT OF CLIFTON GUNDERSON L.L.C.



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CLIFTON                                           301 SW Adams, Suite 900
GUNDERSON L.L.C.                                  P.O. Box 1835
Certified Public Accountants & Consultants        Peoria, Illinois 61656-1835
                                                  (309) 671-4500
                                                  (309) 671-4508 Fax
                                                  www.cliftoncpa.com



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our report dated January 27, 1995, except as to Note 13 which is as of February 25, 1995, accompanying the consolidated financial statements of Citizens Savings Bank, F.S.B. and Subsidiaries appearing in the Form 10-KSB Report filed by the Company with the Securities and Exchange Commission on March 28, 1997, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.



/s/ Clifton, Gunderson & Co.


Peoria, Illinois
October 7, 1997